                                                                   Exhibit 10(b)





                         RECEIVABLES PURCHASE AGREEMENT

                                     between

                            GEORGIA GULF CORPORATION,

                        as Seller and as Collection Agent

                                       and

                                   GGRC CORP.,

                                  as Purchaser

                           Dated as of March 10, 1998


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                                TABLE OF CONTENTS

                                    CONTENTS

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


ARTICLE I                  DEFINITIONS...............................................................    1
     SECTION 1.1.          Definitions...............................................................    1
     SECTION 1.2.          Other Terms...............................................................    4
     SECTION 1.3.          Computation of Time Periods...............................................    5

ARTICLE II                 PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES.........................    6
     SECTION 2.1.          Sale......................................................................    6
     SECTION 2.2.          Servicing of Receivables..................................................    7
     SECTION 2.3.          Rights After Designation of New Servicing and Collection Agent............    8

ARTICLE III                CONSIDERATION AND PAYMENT; RECEIVABLES....................................   10
     SECTION 3.1.          Purchase Price............................................................   10
     SECTION 3.2.          Payment of Purchase Price.................................................   10
     SECTION 3.3.          Monthly Report............................................................   11

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES............................................   12
     SECTION 4.1.          Seller's Representations and Warranties...................................   12
     SECTION 4.2.          Reaffirmation of Representations and Warranties by the Seller; Notice of
                           Breach....................................................................   16

ARTICLE V                  COVENANTS OF THE SELLER...................................................   17
     SECTION 5.1.          Covenants of the Seller...................................................   17

ARTICLE VI                 REPURCHASE OBLIGATION.....................................................   21
     SECTION 6.1.          Mandatory Repurchase......................................................   21
     SECTION 6.2.          Dilutions, Etc............................................................   21

ARTICLE VII                CONDITIONS PRECEDENT......................................................   22
     SECTION 7.1.          Conditions to the Purchaser's Obligations Regarding Receivables...........   22

ARTICLE VIII               TERM AND TERMINATION......................................................   23
     SECTION 8.1.          Term .....................................................................   23
     SECTION 8.2.          Effect of Termination.....................................................   23

ARTICLE IX                 MISCELLANEOUS PROVISIONS..................................................   24
     SECTION 9.1.          Amendment.................................................................   24
     SECTION 9.2.          Governing Law; Submission to Jurisdiction.................................   24

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

     SECTION 9.3.          Notices...................................................................   24
     SECTION 9.4.          Severability of Provisions................................................   25
     SECTION 9.5.          Assignment................................................................   25
     SECTION 9.6.          Further Assurances........................................................   25
     SECTION 9.7.          No Waiver; Cumulative Remedies............................................   26
     SECTION 9.8.          Counterparts..............................................................   26
     SECTION 9.9.          Binding Effect; Third-Party Beneficiaries.................................   26
     SECTION 9.10.         Merger and Integration....................................................   26
     SECTION 9.11.         Headings..................................................................   26
     SECTION 9.12.         Exhibits..................................................................   26

ARTICLE X                  INDEMNIFICATION...........................................................   27
     SECTION 10.1.         Indemnities by the Seller.................................................   27
     SECTION 10.2.         Tax Indemnification.......................................................   28
     SECTION 10.3.         Other Costs and Expenses..................................................   28
     SECTION 10.4.         Reconveyance Under Certain Circumstances..................................   29


EXHIBITS

EXHIBIT A                  Form of Contract - Georgia Gulf Corporation

EXHIBIT B                  Form of Subordinated Note

EXHIBIT C                  Form of Monthly Report

EXHIBIT D                  Form of Capital Contribution Note

EXHIBIT E                  Detailed Aged Trial Balance and Summary Aged Trial Balance

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                                       ii
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                         RECEIVABLES PURCHASE AGREEMENT

         THIS RECEIVABLES PURCHASE AGREEMENT, dated as of March 10, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), among GEORGIA GULF CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as collection agent and servicer (in such capacity, the "Collection Agent") and GGRC CORP., a Delaware corporation, as purchaser (the "Purchaser").

                              W I T N E S S E T H :

         WHEREAS, the Purchaser desires to purchase from time to time all accounts receivable existing on the Closing Date and acquired or generated thereafter in the normal course of the Seller's business pursuant to written agreements or with invoices on open accounts;

         WHEREAS, the Seller desires to sell and assign from time to time such certain accounts receivable to the Purchaser upon the terms and conditions hereinafter set forth;

         WHEREAS, the Collection Agent has agreed to service the accounts receivable sold to the Purchaser by the Seller hereunder;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meanings assigned to such terms in the Transfer Agreement:

         "Administrative Agent" shall mean Wachovia Bank, N.A., as agent on behalf of any other bank or conduit investors pursuant to the Transfer Agreement.

         "Advance" shall have the meaning specified in Section 3.2(b).

         "Advance Limit" shall have the meaning specified in Section 3.2(b).

         "Assets" shall have the meaning specified in Section 2.1(a).

         "Blue Ridge" shall mean Blue Ridge Asset Funding Corporation, a Delaware corporation and its successors and assigns.

         "Closing Date" shall mean March 10, 1998.

         "Collections" shall mean all payments (including Recoveries) and other proceeds of each Receivable, including all Finance Charges and proceeds of the Residual Receivable Interest with respect to such Receivables received by the Collection Agent in cash or cash equivalent with respect to such Receivables, whether in the form of checks, wire transfers, ACH, electronic entry or other form of payment, and any Collections of such Receivables deemed to have been received pursuant to Section 6.1 hereof.

         "Conduit" shall mean any commercial paper funding conduit designated by the Administrative Agent or Blue Ridge.

         "Contract" shall mean any invoice in substantially the form of Exhibit A hereto or any other written agreement, invoice or purchase order relating thereto, approved in writing by the Purchaser and Blue Ridge, pursuant to or under which an Obligor is obligated to pay for goods and services purchased or otherwise obtained from the Seller.

         "Conveyance Papers" shall have the meaning set forth in Section 4.1(b) hereof.

         "Default Ratio" shall mean on any date of determination, the amount (expressed as a percentage), equal to a fraction, the numerator of which is
(i) the aggregate Total Receivables that became Defaulted Receivables during the most recent monthly Reporting Period, divided by (ii) the Sales during the Reporting Period four monthly Reporting Periods prior to the most recent monthly Reporting Period.

         "Defaulted Receivable" shall mean that portion of a Total
Receivable: (i) as to which the payment related thereto, remains unpaid for 91 days or more from the original due date for such payment; (ii) as to which Georgia Gulf or the Transferor has notice that the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(e) of the Transfer Agreement (as if references to the Transferor therein refer to such Obligor, excluding any cure period); or (iii) which, consistent with the requirements of the Credit Policy have been or should have been written off the Transferor's or Georgia Gulf's books as uncollectible.

         "Eligible Receivable" shall have the meaning specified in the Transfer Agreement.

         "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or
(c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person


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seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, receivership, conservatorship, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or similar laws, or seeking the entry of an order for relief or the appointment of a receiver, conservator, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

         "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by the Obligor pursuant to such Contract.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month for such month and the preceding 11 months by dividing (i) the aggregate Outstanding Balance of all Receivables which have been written off as uncollectible by the Seller during such period, together with the aggregate Outstanding Balance of all Receivables which are more than 61 days past due, by (ii) the aggregate amount of Collections received by the Seller during such period.

         "Obligor" shall mean any Person obligated to make payments to the Seller pursuant to or with respect to a Contract, whether such obligation is direct or indirect, contingent or noncontingent, absolute or conditional, or matured or unmatured.

         "Purchase Discount" shall mean for any day, an amount, calculated in good faith by the Purchaser, equal to the decimal equivalent of the sum of
(i) the product of (A) the sum of (x) the "AA" rated commercial paper index rate for a maturity most closely corresponding to the estimated maturity period of the Receivables plus 0.20%, (y) 0.50%, and (z) the greater of (1) 0.25% or (2) the Loss-to-Liquidation Ratio, and (B) a fraction the numerator of which is the estimated maturity period of the Receivables and the denominator of which is 360.

        "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

         "Receivable" shall mean, for purposes of this Agreement, indebtedness owed to the Seller by an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of products or services by the Seller, and includes the right of payment of any Finance Charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Article VI hereof, it shall no longer constitute a Receivable hereunder.

         "Requirements of Law" shall mean with respect to any Person, the certificate or articles of incorporation and the by-laws or other organizational governing documents of


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such Person, and any law, treaty or rule or regulation, or determination of an arbitrator or governmental authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, but not limited to, usury laws, Federal Truth-in-Lending Act, Fair Debt Collection Practices Act).

         "Residual Receivable Interest" shall mean with respect to any
Receivable:

                  (i) all of the Seller's interest, if any, in the product (including returned product), the sale of which by the Seller gave rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Receivable;

                  (iii) all guarantees, letters of credit, acceptances, insurance and other agreements, instruments or arrangements of whatever character (including the beneficial interest in any insurance policy or bill of lading) from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv) all Records; and

                  (v) all Proceeds of the foregoing.

         "Secured Obligations" shall have the meaning set forth in Section 2.1(d) hereof.

         "Subordinated Note" shall have the meaning specified in Section 3.2(b).

         "Transfer Agreement" shall mean that certain Receivables Transfer
Agreement, dated as of March   , 1998, by and among the Seller, the Purchaser
and Blue Ridge, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

         "Transferred Receivables" shall have the meaning specified in
Section 3.2(b).

         SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. To the extent the definitions of accounting terms used herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9. The definitions of all terms used herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms. The terms "include", "including" and "includes" shall mean


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including without limitation by way of enumeration or otherwise. The cover, table of contents, and Article and Section headings are for convenience of reference and shall not affect the interpretation of the terms of this Agreement.

         SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

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                                   ARTICLE II

                PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

         SECTION 2.1. Sale. (a) Upon the terms and subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers, conveys and sets-over to the Purchaser, and the Purchaser hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under all of the Total Receivables now existing or hereafter created or owned by the Seller, through any Termination Date (as defined in Section 8.1 hereof) (but not thereafter), together with all Residual Receivable Interest and Collections with respect thereto and all proceeds of the foregoing (collectively, the "Assets"). Such sale by the Seller and purchase by the Purchaser of the Assets shall be deemed to occur automatically on the date of origination of each new Receivable by the Seller. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Receivables or under any Residual Receivable Interest or other agreement and instrument relating to the Receivables. With respect to Receivables sold by the Seller on the Closing Date, such Receivables shall be deemed to be all the Receivables of the Seller that exist as of the close of business on the Cut-off Date together with any Receivables created thereafter prior to the Closing Date. With respect to Receivables to be sold pursuant to this Agreement by the Seller after the Closing Date, such Receivables shall be deemed to be all the Receivables created on and after the Closing Date.

                  (b) In connection with the foregoing sale, the Seller has filed or will record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Assets sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC (subject, in the case of Residual Receivable Interest constituting returned inventory, Collections and any other proceeds, to the applicable provisions of Section 9-306 of the Relevant UCC) against all creditors of and purchasers from the Seller, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

                  (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder, including UCC financing statement reports relating to the Receivables, together with copies of such financing statements. Without limiting the foregoing, the Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation


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statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser and mark its master data processing records and other documents including the Detailed Aged Trial Balance and the Summary Aged Trial Balance, the forms of which are attached hereto as Exhibit E, by the Closing Date or as soon as practicable thereafter (but in no event to exceed 20 days from the Closing Date), with a legend describing the purchase by the Purchaser of the Receivables and the subsequent transfer thereof to Blue Ridge pursuant to the Transfer Agreement and stating "These accounts receivable have been sold by Georgia Gulf Corporation to GGRC Corp. pursuant to a Receivables Purchase Agreement dated as of March 10, 1998 and GGRC Corp. has conveyed an interest in these accounts receivable to Blue Ridge Asset Funding Corporation pursuant to a Receivables Transfer Agreement dated as of March 10, 1998." The Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall reasonably request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproductions of this Agreement or any financing statement shall be sufficient as a financing statement.

                  (d) It is the express intent of the Seller and the Purchaser that the conveyance of the Assets by the Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that such conveyance be deemed a grant of a security interest in the Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Assets are construed to constitute property of the Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under the Receivables outstanding on the Closing Date and thereafter originated by the Seller through any Termination Date (but not thereafter), together with all Residual Receivable Interest and Collections with respect thereto and all proceeds of the foregoing, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obligations"). The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

         SECTION 2.2. Servicing of Receivables. (a) The servicing, administering and collection of the Receivables shall be conducted by the Seller, who hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Seller employs in servicing


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similar receivables for its own account, in accordance with the Credit
Policy. The Purchaser hereby appoints the Seller as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Residual Receivable Interest and the Collections with respect thereto. The Seller shall hold in trust for the Purchaser, in accordance with its interests, all Records which evidence or relate to the Receivables or Residual Receivable Interest, Collections and proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, the Purchaser at any time and, from and after the occurrence of a Termination Event, Blue Ridge, as the Purchaser's assignee hereof, shall have the absolute and unlimited right to terminate the Seller's servicing activities described in this Section 2.2. In consideration of the foregoing, the Purchaser agrees to pay the Seller a servicing fee of 0.50% per annum on the aggregate amount of Receivables sold, payable monthly, for its performance of the duties and obligations described in this Section 2.2; provided that any such monthly payment shall be reduced by any amounts payable in such month by Blue Ridge to the Seller, in its capacity as Collection Agent, or to a third party successor Collection Agent, pursuant to the Transfer Agreement.

         (b) The Seller hereby grants to each of the Purchaser and the Collection Agent, an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, provided however, should the consent of any licensor of the Seller to such grant of the license described herein be required, the Seller hereby agrees that upon the request of the Purchaser (or Blue Ridge as the Purchaser's assignee) the Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

         SECTION 2.3. Rights After Designation of New Servicing and Collection Agent. At any time after the termination of the Transfer Agreement, Purchaser may designate a Person other than the Seller as the servicing and collection agent for the Receivables and:

                  (i) The Purchaser may direct that payment of all amounts payable under any Receivable be made directly to the Purchaser or its designee.

                  (ii) The Seller shall, at the Purchaser's request and at the Seller's expense, give notice of the Purchaser's ownership of Receivables to each Obligor and direct that payments be made directly to the Purchaser or its designee.

                  (iii) The Seller shall, at the Purchaser's request, (A) assemble all of the Records, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of


                                       8
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         Receivables in a manner acceptable to the Purchaser and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or its designee.

                  (iv) The Seller hereby authorizes the Purchaser to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Purchaser, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                  (v) No further servicing fees shall be payable or be paid to the Seller in its capacity as Collection Agent, except for such services preceding such termination.

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                                       9
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                                   ARTICLE III

                     CONSIDERATION AND PAYMENT; RECEIVABLES

         SECTION 3.1. Purchase Price. The purchase price (the "Purchase Price") for the Receivables and related property conveyed to the Purchaser by the Seller under this Agreement shall be a dollar amount equal to the product of (i) the aggregate Outstanding Balance of the Receivables sold on such date and (ii) one minus the Purchase Discount applicable on such date.

         SECTION 3.2.  Payment of Purchase Price.

         (a) The Purchase Price for any portion of the Receivables sold by the Seller on any date after the date hereof shall be paid either (i) in cash or (ii) if Purchaser does not have sufficient cash to pay the Purchase Price, by means of (A) an advance under the Subordinated Note (each, an "Advance") or (B) with the consent of the Seller, capital contributed by the Seller to Purchaser in the form of a contribution of additional Receivables or (iii) with the consent of the Seller, any combination of the foregoing. In the event Purchaser does not have sufficient cash to pay the Purchase Price due on any Purchase Date and the Seller is not willing to consent to the payment of such insufficiency by means of a capital contribution, such insufficiency shall be evidenced by the making of an Advance on such Purchase Date in an original principal amount equal to such cash shortfall owed to the Seller; provided, however, that the Seller shall not make any Advance to the Purchaser such that, after giving effect thereto, the sum of (x) the outstanding principal balance of the Subordinated Note plus (y) all other liabilities of the Purchaser would at such time exceed 60% of the book value of all of the Purchaser's assets (the "Advance Limit"). All Advances made by the Seller to Purchaser shall be evidenced by a single subordinated note, duly executed on behalf of Purchaser, in substantially the form of Exhibit B annexed hereto, delivered and payable to the Seller with a face amount equal to $130,000,000 (the "Subordinated Note"). The Seller is hereby authorized by Purchaser to endorse on the schedule attached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each Advance, as well as the date and amount of each payment with respect thereto; provided, however, that the failure of any Person to make such a notation shall not affect any obligations of Purchaser thereunder. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error. The Receivables with respect to which the Purchase Price therefor is paid pursuant to either clause (i) or clause (ii)(A) above are referred to herein as the "Purchased Receivables", and the Receivables with respect to which the Purchase Price therefor is paid pursuant to clause (ii)(B) above is referred to herein as the "Contributed Receivables". The Purchased Receivables and the Contributed Receivables are collectively referred to herein as the "Transferred Receivables".

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


         (b) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

                  (i) Repayment of Advances. All amounts paid by the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Advance be made to the extent that after giving effect thereto the aggregate outstanding principal amount of all Advances would exceed the Advance Limit.

                  (ii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to 12 month LIBOR as published in The Wall Street Journal or if unavailable therein, as published in another available source therefor satisfactory to the parties hereto. Interest on each Advance shall be computed based on the number of days elapsed in a year of 360 days, and the interest rate shall be reset on each anniversary hereof.

                  (iii) Sole and Exclusive Remedy; Subordination. The Purchaser shall be obligated to repay Advances to the Seller only to the extent of funds available to the Purchaser and, to the extent that such funds are insufficient to pay all amounts owing to the Seller under the Subordinated Note, the Seller shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against the Purchaser. The Subordinated Note shall be fully subordinated to all rights of Blue Ridge and its assigns pursuant to the Transfer Agreement, and shall not evidence any rights in, or liens or claims on, the Receivables.

                  (iv) Offsets, etc. The Purchaser may offset any amount due and owing from the Seller against any amount due and owing by Purchaser to the Seller under the terms of the Subordinated Note.

         SECTION 3.3. Monthly Report. On the last Business Day of each monthly Reporting Period, the Seller shall deliver to the Purchaser a monthly report, substantially in the form of Exhibit C attached hereto, showing (i) the aggregate Purchase Price of Receivables sold by the Seller to the Purchaser hereunder in the preceding month and (ii) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables.

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                                       11

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of the creation of any sale of any Receivables to the Purchaser pursuant to this Agreement that:

         (a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power , authority and legal right to own is properties and conduct its businesses as presently conducted and to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals, authorizations and consents with respect to the Seller, in each jurisdiction which failure to so qualify or to obtain such licenses, approvals, consents and authorizations would render any Receivable or Contract unenforceable by it, the Purchaser or the Purchaser's assigns, and would have a material adverse effect on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement or the Transfer Agreement.

         (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement and each other document and instrument required to be delivered by the Seller hereunder (collectively, the "Conveyance Papers") are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8 of the Transfer Agreement). The execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated hereby, and the performance by the Seller of the terms hereof and of the Transfer Agreement will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, any Requirement of Law applicable to the Seller or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound and which conflict, violation, breach or default would have a Material Adverse Effect on the Purchaser or its successors and assigns or on the Purchaser's or the Collection Agent's ability to perform their respective obligations under this Agreement or the Transfer Agreement.

         (c) Binding Effect of Agreement. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally.

         (d) Perfection. Immediately preceding each sale of Receivables hereunder, the Seller shall be the owner of all of the Receivables and all Residual Receivable Interest, free and clear of any Adverse Claim (except as created by Purchaser and its assigns). On or prior to each sale of Receivables hereunder, all financing statements and other documents and instruments required to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser against all creditors of, and purchasers of Receivables from, the Seller, as applicable, will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

         (e) Accuracy of Information. All information heretofore furnished by the Seller to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Seller to the Purchaser and/or its successors and assigns will be, true and accurate in every material respect, on the date such information is stated or certified.

         (f) Tax Returns. The Seller has filed or properly extended all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other government charges, except where the failure by the Seller to perform such obligations may have a Material Adverse Effect.

         (g) Actions, Suits. Except as set forth in Exhibit H to the Transfer Agreement, there are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any of its Affiliates or their respective properties, in or before any court, arbitrator, governmental authority or other body, (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transfer Agreement,
(iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely effect the performance by the Seller of its obligations hereunder, (iv) seeking any determination or ruling that would materially and adversely effect the validity or enforceability of this Agreement, or (v) which may have a Material Adverse Effect.

         (h) Place of Business, Trade Names, etc. The principal place of business and chief executive office of the Seller are located at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, and the offices where the Seller keeps all its Records are located at the address(es) described on Exhibit I to the Transfer Agreement or such other locations notified to the Purchaser and Blue Ridge in accordance with Section 2.8 of the Transfer Agreement in jurisdictions where all action required by such
Section 2.8 has been taken and completed.

         (i) True Sale. This Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Transferor in and to the Receivables, whether existing on the date hereof, or hereafter created and that all proceeds thereof, which are effective as to each Receivable upon the creation thereof, and upon each sale of Receivables hereunder, the Purchaser shall acquire a valid and perfected first priority ownership interest in each Receivable that exists on the date of such sale and in the Residual Receivable Interest and Collections with respect thereto, free and clear of any Adverse Claim (other than Adverse Claims created by the Purchaser or its assignees).

         (j) Nature of Receivables; Use of Proceeds. Each Receivable is (A) an account receivable representing all or part of the sales price of merchandise, insurance or services (or an "eligible asset" within the meaning of Rule 3(a)-7 under the Investment Company Act of 1940, as amended) and (B) complies with all of the Seller's representations and warranties made herein and in the Transfer Agreement with respect thereto. No proceeds of any sale will be used by the Seller to (i) acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or (ii) to purchase or hold any margin securities.

         (k) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Seller at such Lock-Box Banks are described on Exhibit C to Transfer Agreement or described in a notice provided by the Seller to the Purchaser and Blue Ridge pursuant to Section
2.8 of the Transfer Agreement. All Obligors have been instructed to make payment directly to a Lock-Box Account, and all Collections are deposited daily to the Lock-Box Accounts.

         (l) No Material Adverse Change. Since September 30, 1997, there has been no change in the condition (financial or otherwise), business, operations or prospects of the Seller, in the ability of the Seller to perform its obligations hereunder or in the collectibility of the Receivables which change might have a Material Adverse Effect.

         (m) Trade Names. Except as described in Exhibit J to the Transfer Agreement, the Seller has not used any corporate names, trade names or assumed names other than its name set on the signature pages of this Agreement and, within the last five (5) years, has not changed its name, merged with or into, consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

         (n) Binding Effect of Receivables and Contract. Each Receivable and the related Contract and any Residual Receivable Interest, constitutes a legal, valid and binding obligation of the Obligor enforceable against the Obligor, subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally.

         (o) No Restriction on Transfer. No Contract requires the prior written consent of an Obligor or contains another restriction relating to the transfer or assignment of rights of payment under such Contract which are legally enforceable (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date).

         (p) Restrictions on Chattel Paper. The Seller shall not permit any portion of the Transferred Interest that constitutes chattel paper within the meaning of Section 9-105 of the Relevant UCC to be transferred to or possessed by any other party other than the Purchaser or Blue Ridge, as appropriate.

         (q) Credit Policy. Since February 2, 1998, there have been no changes in the Credit Policy.

         (r) Not an Investment Company. The Seller is not an "investment company" or controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is exempt from all provisions of the 1940 Act.

         (s) ERISA. The Seller is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables exists, is pending, or to the Seller's knowledge, is threatened.

         (t) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any Bulk Sales Act or similar law.

         (u) No Insolvency. The Seller is not insolvent immediately prior to any transfer receivables hereunder, and will not be rendered insolvent immediately following such transfer.

         (v) Reasonably Equivalent Value. The Purchaser has given reasonably equivalent value to the Seller in consideration for the transfer and sale to the Purchaser of the applicable Receivable and other Assets from such Seller. The Seller acknowledges that it has received or will receive reasonably equivalent value in consideration for the transfer to the Purchaser of all Receivable and other Assets now or hereafter to be transferred and sold hereunder.

         (w) No Preference, etc. The conveyance of the Receivables, the Collections and Related Security to Blue Ridge, and each such conveyance, shall not have been made for or on account of an antecedent debt owed by the Transferor or Georgia Gulf to Blue Ridge.

         (x) Capital Contribution Note. The Seller entered into a Capital Contribution Note with the Purchaser dated December 4, 1996, in the form of Exhibit D attached hereto, and such Capital Contribution Note remains in full force and effect.

         Any document, instrument, certificate or notice delivered to the Purchaser hereunder shall be deemed a representation and warranty by the Seller, all which have been and will be relied upon by the Purchaser and its successor and assigns.

         SECTION 4.2. Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On each sale date, the Seller, by accepting the proceeds of such sale, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the Purchaser, and termination of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.

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                                       16

                                    ARTICLE V

                             COVENANTS OF THE SELLER

         SECTION 5.1. Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, for so long as this Agreement is in effect, and until all Receivables which have been sold to the Purchaser pursuant hereto shall have been paid in full or written-off as uncollectible, and all amounts owed by the Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, the Seller covenants and agrees as follows:

         (a) Conduct of Business. The Seller will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, the failure of which would render any Receivable or other Asset unenforceable by it, the Purchaser or the Purchaser's successors and assigns, would have a material adverse effect upon Purchaser's or Collection Agent's ability to perform their respective obligations under this Agreement or the Transfer Agreement, or would have a Material Adverse Effect.

         (b) Compliance with Laws. The Seller will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply with such laws and regulations would not have a Material Adverse Effect.

         (c) Furnishing of Information and Inspection of Records. The Seller will furnish to the Purchaser from time to time such information with respect to the Receivables as the Purchaser may reasonably request, including, (i) all Records, and (ii) listings identifying the Outstanding Balance for each Receivable. The Seller will, at any time and from time to time during regular business hours with prior written notice, permit the Purchaser or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and remove the same as property of Purchaser, and (ii) to visit the offices and properties of the Seller for the purpose of examining and removing such Records, and to discuss matters relating to Receivables or the Seller's performance hereunder with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters.

         (d) Keeping of Records and Books of Account. The Seller will maintain and implement a system of accounting in accordance with GAAP, and administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (e) Performance and Compliance with Receivables and Contracts. The Seller will at its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                  (f) Credit Policy. The Seller will comply with the Credit Policy in regard to each Receivable and the related Contract.

                  (g) Collections. The Seller shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account. The Seller authorizes the Purchaser to notify any Obligor of the sale of the Assets hereunder.

                  (h) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

                  (i) Indemnification. The Seller agrees to indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by the Seller hereunder or in connection with the Conveyance Papers, being untrue in any material respect at any time. The obligations of the Seller under this Section 5.1(i) shall be considered to have been relied upon by the Purchaser and Blue Ridge and shall survive the execution, delivery, performance and termination of this Agreement and any sale or transfer of the Assets or any interest therein by the Purchaser, regardless of any investigation made by the Purchaser, Blue Ridge or on behalf of any of them.

                  (j) No Sales, Transfers, Liens, etc. Except as otherwise provided herein, the Seller will not sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box-Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                  (k) No Extension or Amendment of Receivables. The Seller will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto (except (i) in the ordinary course of business in accordance with the Seller's credit policies, and (ii) if such extension, amendment or modification would not result in a Material Adverse Effect on the Purchaser and/or Blue Ridge), without the prior written consent of the Purchaser and Blue Ridge.

                  (l) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the Credit and Collection Policy, which change might result in a Material Adverse Effect.

                  (m) No Mergers, Etc. The Seller will not (i) consolidate or merge with or into any other Person, (ii) sell, lease or transfer all or substantially all of its assets to any other person, except to the Purchaser hereunder, or (iii) enter into any plan of liquidation, spin-off or split-off.

                  (n) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C to the Transfer Agreement, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Purchaser, Blue Ridge and the Administrative Agent shall have received written notice of such addition, termination or change (including any change in the officer or agent of the Seller executing the related Lock-Box Notice) at least thirty (30) days prior thereto and Blue Ridge and the Administrative Agent shall have received a Lock-Box Notice executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                  (o) Deposits to Lock-Box Accounts. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                  (p) Change of Name, Etc. The Seller will not change its name, identity or structure or its chief executive office, unless, at least ten (10) days prior to the effective date of any such change, the Seller delivers to the Purchaser and Blue Ridge (i) UCC financing statements, executed by the Seller, necessary to reflect such change and to continue the perfection of the Purchaser's or Blue Ridge's, as applicable, ownership interests in the Receivables and the Residual Receivable Interest and Collections with respect thereto and (ii) new or revised Lock-Box Notices executed by the Lock-Box Banks which reflect such change and enable Blue Ridge to continue to exercise its rights contained in Section 2.8 of the Transfer Agreement.

                  (q) Termination of Transfer Agreement. In the event that the Transfer Agreement is terminated and this Agreement remains thereafter in full force and effect, then upon such termination of the Transfer Agreement, all references herein to Blue Ridge herein shall be disregarded and of no force or effect.

                  (r) ERISA. The Seller shall promptly give the Purchaser written notice upon becoming aware that (i) the Seller or any of its ERISA Affiliates is not in compliance in all material respects with ERISA and to the extent required of the Purchaser and its ERISA Affiliates in the Transfer Agreement or that (ii) any ERISA Lien on any of the Receivables exists.

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                                       20

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

         SECTION 6.1. Mandatory Repurchase. The Seller agrees that, with respect to any Receivable sold hereunder, in the event of a breach of any of the representations and warranties set forth in Sections 4.1(a), (b), (d), (e), (f),
(g), (h), (i), (j), (k), (m), (n), (o), (p) or (r), the Seller agrees to accept the reconveyance of such Receivable upon receipt by the Seller of notice given in writing by the Purchaser and the Seller's failure to cure such breach within thirty (30) days (or, in the case of representations and warranties found in Sections 4.1(d), (h), (i), (h) or (m), within three (3) days) of such notice. In the event of a reconveyance under this Section 6.1(b), the Seller shall pay to the Purchaser in immediately available funds on such 30th day (or third day, if applicable) an amount equal to the Outstanding Balance of any such Receivable.

         SECTION 6.2. Dilutions, Etc. The Seller agrees that if on any day the Outstanding Balance of a Receivable sold by the Seller hereunder is a dilutive credit ("Dilutive Credit") as a result of such Outstanding Balance of a Receivable being (x) reduced as a result of defective, rejected or returned goods or other dilution factor, any billing adjustment or other adjustment, or
(y) reduced or canceled as a result of (i) a setoff or offset in respect of any claim by any Obligor (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any action by any federal or state taxing authority or as a result of the payment by any Obligor of any portion of a Receivable constituting a tax or governmental fee or charge to any Person other than the Purchaser, or (iii) any other non-cash reduction to Receivables not resulting from a charge-off of bad debt, then the Seller shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation.

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                                       21

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1. Conditions to the Purchaser's Obligations Regarding Receivables. The obligations of the Purchaser to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date and on the day of creation of any Receivable thereafter with the same effect as though such representations and warranties had been made on such date;

                  (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Closing Date, or the date such Receivables are created, in the case of any Receivables created after the Closing Date;

                  (c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                  (d) The Seller shall have filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);

                  (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested; and

                  (f) On the Closing Date, the Seller shall deliver to the Purchaser and Blue Ridge a certification of the aggregate Outstanding Balance of the Receivables in existence as of the close of business on the second Business Day prior to the Closing Date.

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                                       22

                                  ARTICLE VIII

                              TERM AND TERMINATION

         SECTION 8.1. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the date following the earlier of (i) the date designated by the Purchaser or the Seller as the termination date at any time following 60 days' written notice to the other (with a copy thereof to Blue Ridge), (ii) the date on which Blue Ridge declares a Termination Event pursuant to Section 7.2 of the Transfer Agreement, (iii) upon the occurrence of an Event of Bankruptcy with respect to either the Purchaser or the Seller or (iv) the date on which either the Purchaser or the Seller becomes unable for any reason to purchase or repurchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than 30 days after written notice (any such date being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this
Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

         SECTION 8.2. Effect of Termination. Following the termination of this Agreement pursuant to Section 8.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver computer records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article V or Section 9.1 of this Agreement render an executed sale executory.

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                                       23

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. Amendment. This Agreement and any other Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller and consented to in writing by Blue Ridge. Any reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

         SECTION 9.2.  Governing Law; Submission to Jurisdiction.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                  (b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Georgia and of any Georgia state court sitting in the Northern District of Georgia for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.2 shall affect the right of the Purchaser to bring any other action or proceeding against the Seller or its property in the courts of other jurisdictions.

         SECTION 9.3. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

                  (a)    in the case of the Purchaser:

                         GGRC CORP.

                         400 Perimeter Center Terrace, Suite 595
                         Atlanta, Georgia  30346
                         Attention: Donald P. Burke
                         Telephone: (404) 395-4533
                         Telecopy:  (404) 395-4572
                         with a copy to:

                         BLUE RIDGE ASSET FUNDING CORPORATION
                         c/o Wachovia Bank, N.A.
                         191 Peachtree Street, GA-423
                         Atlanta, Georgia 30303

                         Attention: Deborah E. Williams, Administrative
                                      Specialist
                         Telephone: (404) 332-4363
                         Telecopy:  (404) 332-5152

                  (b)    in the case of the Seller:

                         GEORGIA GULF CORPORATION
                         400 Perimeter Center Terrace, Suite 595
                         Atlanta, Georgia  30346
                         Attention:       Donald P. Burke
                         Telephone:       (404) 395-4533
                         Telecopy:        (404) 395-4572

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         SECTION 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement or any other Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any other Conveyance Paper.

         SECTION 9.5. Assignment. This Agreement and all other Conveyance Papers may not be assigned by the parties hereto, except that the Purchaser assign its rights hereunder pursuant to the Transfer Agreement to Blue Ridge (other than Purchaser's rights to purchase Receivables hereunder), and Blue Ridge may assign any or all of its rights hereunder. Upon any such assignment, all representations, warranties, covenants and other provisions (other than Purchaser's rights to purchase Receivables hereunder) shall inure to the benefit of and be enforceable by Blue Ridge or any other assignee. The Purchaser hereby notifies the Seller (and the Seller hereby acknowledges) that the Purchaser, pursuant to the Transfer Agreement, has assigned its rights hereunder to Blue Ridge. All rights of the Purchaser hereunder may be exercised by Blue Ridge or any collateral agent it may designate.

         SECTION 9.6. Further Assurances. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

         SECTION 9.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or Blue Ridge, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         SECTION 9.8. Counterparts. This Agreement and all other Conveyance Papers may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.9. Binding Effect; Third-Party Beneficiaries. This Agreement and the other Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Blue Ridge is intended by the parties hereto to be a third-party beneficiary of this Agreement (including, but not limited to, the provisions of Article X hereof).

         SECTION 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Conveyance Papers. This Agreement and the other Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 9.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 9.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  [REMAINDER, OF PAGE INTENTIONALLY LEFT BLANK]

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.1. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its respective officers, directors, agents and employees from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by the Purchaser arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Purchaser of the Transferred Receivables excluding, however,
(i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Purchaser or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Seller shall indemnify the Purchaser for Indemnified Amounts relating to or resulting from:

                  (a) reliance on any representation or warranty made by the Seller (or any of their respective officers) under or in connection with this Agreement or any other information or report delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (b) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                  (c) the failure to vest and maintain vested in the Purchaser, the Transferred Receivables in the Receivables free and clear of any Adverse Claim (except as created by the Purchaser or its assigns);

                  (d) the failure to file, or delay in filing, financing statements or other similar instruments or documents under the UCC or the laws of any applicable jurisdiction or other applicable laws with respect to any Receivable;

                  (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of products or services related to such Receivable or the furnishing or failure to furnish such products or services;

                  (f) any failure of the Seller, as servicing and collection agent or otherwise, to perform its duties or obligations in accordance with the provisions of this Agreement or under the Transfer Agreement;

                  (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with products or services which are the subject of any Receivable; or

                  (h) the transfer of an ownership interest in any Receivable for which reconveyance is required under Section 6.1 hereof.

         SECTION 10.2. Tax Indemnification. The Seller hereby agrees to pay, and to indemnify the Purchaser from and against, any taxes which may at any time be asserted in respect of this transaction or the subject matter hereof or any funding agreement or the subject matter thereof (including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes, but not including any federal or (except as provided below) other income taxes imposed upon the Purchaser, with respect to its net income or profits arising out of the transactions contemplated hereby), whether arising by reason of the acts to be performed by the Seller hereunder or imposed against the Seller or the Purchaser, the property involved or otherwise. If any tax, fee or similar charge measured by net income or profits is imposed or with respect to any payment for the account of the Purchaser provided for in this Agreement by any State or political subdivision thereof (other than income taxes and personal property taxes of the Purchaser), the Seller will, upon demand by the Purchaser, pay an amount necessary to make the Purchaser whole, taking into account any tax consequences to the Purchaser of the payment of such tax and the receipt of the indemnity provided for by this Section 10.2, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Purchaser in the jurisdiction in which its principal executive office is located.

         SECTION 10.3. Other Costs and Expenses. The Seller shall pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, any operating agreement, any funding agreement by and between the Purchaser and any financial institution and the other documents to be delivered hereunder, including without limitation, reasonable fees and out-of-pocket expenses of legal counsel for the Purchaser, any operating agent and the financial institution party to such funding agreement (which such counsel may be employees of the Purchaser, such operating agent or such financial institution) with respect thereto and with respect to advising the Purchaser, such operating agent and such financial institution as to its rights and remedies under this Agreement, any operating agreement and any funding agreement, respectively, and all costs and expenses, if any, including reasonable counsel fees and expenses in connection with the enforcement or amendment of this Agreement and the other documents delivered hereunder. The Seller shall reimburse the Purchaser on demand for all other costs and expenses incurred by the Purchaser, any operating agent or any shareholder of the Purchaser, including reasonable counsel fees and expenses incurred in connection with the enforcement of, or amendment to, this Agreement and any documents related hereto, to the extent such fees, costs and expenses are incurred in respect of such enforcement or amendment by or in respect of the Seller ("Other Costs").

         SECTION 10.4. Reconveyance Under Certain Circumstances. The Seller agrees to accept the reconveyance from the Purchaser of a particular portion of the Transferred Receivables if the Purchaser notifies the Seller of a breach of any representation or warranty made or deemed made at the time of such Transfer pursuant to Article IV of this Agreement with respect to such portion of the Transferred Receivables and the Seller shall fail to cure such breach with respect to such portion within five (5) days after becoming aware thereof. The reconveyance price shall be paid by the Seller to the Purchaser in immediately available funds on such day in an amount equal to the Outstanding Balance of the Receivables related to such portion of the Transferred Receivables.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            GEORGIA GULF CORPORATION, as Seller

                                            By:
                                                -------------------------------
                                                Name:    Samuel M. Hensley
                                                Title:   Corporate Controller


                                            GGRC CORP., as Purchaser

                                            By:
                                                -------------------------------
                                                Name:    Samuel M. Hensley
                                                Title:   Treasurer

Acknowledged and agreed as
of the date first above written:

BLUE RIDGE ASSET FUNDING CORPORATION,
    as assignee of the Purchaser

By:
    --------------------------------
    Name:   Victoria A. Dudley
    Title:  Senior Vice President

                                    EXHIBIT A

                                    CONTRACT

                            GEORGIA GULF CORPORATION

                                    EXHIBIT B

                            FORM OF SUBORDINATED NOTE

                                                                    $130,000,000
                                                                Atlanta, Georgia
                                                                  March 10, 1998


         FOR VALUE RECEIVED, the undersigned, GGRC CORP., a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of GEORGIA GULF CORPORATION (the "Payee"), on June 30, 2003 or earlier as provided for in the Receivables Purchase Agreement dated as of the date hereof between the Maker and the Payee (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement"), the lesser of the principal sum of up to ONE HUNDRED THIRTY MILLION DOLLARS AND NO/100 ($130,000,000) or the aggregate unpaid principal amount of all Advances to the Maker from the Payee pursuant to Section 3.2(b) and the other terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum set forth in Section 3.2(c)(ii) of the Receivables Purchase Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day).

         The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that (a) the failure of the holder hereof to make such a notation or record, or (b) any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement. Any such notation or record shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

         The Maker shall have the right to borrow, prepay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty, premium, or charge. The Payee shall be obligated to repay Advances to the

Maker only to the extent of funds available to the Payee from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Maker under the Subordinated Note, the Maker shall not have any claim against the Payee for such amounts and no further or additional recourse shall be available against the Payee.

         This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement. The indebtedness evidenced by this Subordinated
Note is subordinated to the prior payment in full of all of the Maker's recourse obligations under the Receivables Purchase Agreement and the Transfer Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, Blue Ridge, the Administrative Agent and the Liquidity Bank and/or any of their respective permitted assignees (collectively, the "Senior Claimants") under the pursuant to the Receivables Purchase Agreement and the Transfer Agreement. Until the date on which all obligations of the Maker and/or the Servicer under the Receivables Purchase Agreement and the Transfer Agreement (all such obligations, collectively, the "Senior Claims") have been indefeasibly paid and satisfied in full, the Payee shall not demand, accelerate, sue for, take, receive or accept from the Maker, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that nothing in this paragraph shall restrict the Maker from paying, or the Payee from requesting, any payments under this Subordinated Note so long as the Maker is not required under the Receivables Purchase Agreement or the Transfer Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Receivables Purchase Agreement and the Transfer Agreement. Should any payment, distribution or security or proceeds thereof be received by the Payee in violation of the immediately preceding sentence, the Payee agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.

         Upon the occurrence of any Potential Termination Event with respect to the Maker, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Senior Claims before the Payee is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Maker of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claims until such Senior Claims shall have been paid in full and satisfied.

         Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Receivables Purchase Agreement.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                   GGRC CORP.

                                               By:
                                                  -----------------------------
                                                  Name:   Samuel M. Hensley
                                                  Title:  Treasurer

                              Advances and Payments


         Amount of     Payments               Unpaid Principal    Name of Person
Date     Advance       Principal/Interest     Balance of Note     Making Notation
----     ---------     ------------------     ----------------    ---------------


                                    EXHIBIT C

                             FORM OF MONTHLY REPORT

                                    EXHIBIT D

                            CAPITAL CONTRIBUTION NOTE

                                                                      $5,000,000
                                                                Atlanta, Georgia
                                                                December 4, 1996

         FOR VALUE RECEIVED, the undersigned, GEORGIA GULF CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of GGRC CORP. (the "Payee"), ON DEMAND FIVE MILLION DOLLARS ($5,000,000.00) in lawful money of the United States of America in immediately available funds.

         The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                     GEORGIA GULF CORPORATION


                                                     By: /s/  Joel I. Beerman
                                                        ------------------------
                                                        Name:   Joel I. Beerman
                                                        Title:  Vice-President

                                    EXHIBIT E

                           DETAILED AGED TRIAL BALANCE

                                       AND

                           SUMMARY AGED TRIAL BALANCE




                                        E-1